EXHIBIT 10.6

                          CORPORATE SERVICES AGREEMENT


This Corporate Services Agreement, dated as of December 3, 1996 (this "Agreement"), is entered into on, and effective as of, the Closing Date by and among GENESIS ENERGY, L.P., a Delaware limited partnership ("Genesis MLP"), GENESIS CRUDE OIL, L.P., a Delaware limited partnership ("Genesis OLP") and BASIS PETROLEUM, INC., a Texas corporation ("Basis").

                                R E C I T A L S:

WHEREAS, the parties desire by their execution of this Agreement to evidence their understanding concerning the providing of certain services by Basis to Genesis OLP and Genesis MLP.

WHEREAS, capitalized terms used herein but not defined shall have the meanings provided therefor in the Amended and Restated Agreement of Limited Partnership of GENESIS CRUDE OIL, L.P., dated as of the Closing Date, as such agreement is in effect on the Closing Date (the "OLP Partnership Agreement"), to which reference is hereby made for all purposes of this Agreement. Other definitions are set forth in Section 8.14.

THEREFORE, in consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                    SERVICES

SECTION 1.1   Services Generally.

During the Applicable Period, in exchange for the reimbursement described herein, Basis agrees to use its reasonable best efforts to provide or cause one or more of its Affiliates to provide to Genesis MLP and Genesis OLP (collectively, the "Partnership Entities"), certain corporate and staff services, including those services listed on Exhibit A hereto, and office space (collectively, the "Services") to the extent such Services may be reasonably requested by Genesis Energy L.L.C., a Delaware limited liability company and the operating general partner of Genesis OLP and the general partner of Genesis MLP (the "General Partner"), from time to time during the Applicable Period; provided, at Basis' election, it may engage third-party contractors to provide any Service (an "Outsourced Service") called for by this Agreement; provided, however, any such Outsourced Service provided solely for the Partnership Entities shall require approval of such contractor by the Partnership Entities and approval of the terms and conditions of any such agreement governing the Outsourced Service. The Services shall include, without limitation, and in addition to those Services listed on Exhibit A hereto: (i) computer and telecommunications-related services, (ii) credit, treasury and tax services,
(iii) accounting and human resource services, (iv) corporate office services and
(v) any additional services not specifically named in this Agreement or listed on Exhibit A hereto that shall be mutually agreed upon by Basis and Genesis OLP or Genesis MLP, as the case may be. It is expressly agreed that Basis shall not be obligated to hire any additional employees or retain or acquire any outside or additional assistance, equipment, computer programs or data to enable it to provide any of the Services. In the event that the employment with Basis of an employee providing Services pursuant to this Agreement ("Terminated Employee") terminates voluntarily or involuntarily, Basis shall use its reasonable efforts to continue to provide the Services provided by the Terminated Employee, but Basis shall not be required to do so if providing such Services would unreasonably disrupt the other operations of Basis or its Affiliates.

                                   ARTICLE II

                      CANCELLATION OR REDUCTION OF SERVICES

SECTION 2.1   Notice Requirements.

Except as provided in Sections 2.2, 5.1 or 8.16 or otherwise mutually agreed between Basis and the General Partner on behalf of the Partnership Entities, either Basis or the General Partner on behalf of the Partnership Entities may terminate or reduce the level of any Service or Services, other than office space or Outsourced Services, on ninety (90) days' prior written notice to the other party; provided, however, the office space may be terminated or reduced in amount on one hundred eighty (180) days' prior written notice to the other party. Genesis MLP or Genesis OLP may terminate any Outsourced Service upon proper notice as provided in and in compliance with the agreement for such Outsourced Service.

SECTION 2.2   Consequences of Cancellation.

Should Genesis MLP or Genesis OLP terminate or be ineligible for any Service being provided hereunder or cease to be eligible to purchase certain Services from Basis' third party providers (such as the inability of Genesis MLP or Genesis OLP to use computer licenses or otherwise not qualify under certain agreements to purchase equipment or Services as a result of Genesis MLP or Genesis OLP not meeting the definition of "Affiliate" or in the eligibility of Genesis MLP, Genesis OLP or the General Partner to participate in Basis' programs such as any applicable employee related plans), Basis shall have no liability to Genesis MLP or Genesis OLP for their failure or inability to replace such terminated Service or Services, as the case may be. Further, if Genesis MLP or Genesis OLP terminates any Service, Genesis MLP and Genesis OLP agree that Basis shall not be required to provide the terminated Service to the General Partner, Genesis MLP or Genesis OLP in the future. No agreement entered into by Basis or any of its Affiliates after the Closing Date shall give to any third party a preferential right to provide the General Partner or any of the Partnership Entities with Services.

                                   ARTICLE III

                         NATURE AND QUALITY OF SERVICES

SECTION 3.1   Nature and Quality of Services Generally.

The parties agree that the Services described in Exhibit A shall be performed with reasonable care. Basis alone may determine whether or not to Outsource a Service. To the extent Basis Outsources a Service, then Basis shall provide and each of the Partnership Entities agrees that such Services will be of the nature and quality provided in the agreement with the third party provider. This Agreement is subject to all of the provisions of Basis' lease for office space (the "Lease"). The Partnership Entities acknowledge that they have received a copy of the Lease and are familiar with the terms thereof. The Partnership Entities shall observe all of the rules posted by the lessor pursuant to the Lease and will comply with all restrictions. The Partnership Entities shall preserve the premises and personal property covered thereby and keep them free from damage, waste and nuisance and shall deliver up same in good repair and condition, reasonable wear and tear and damage by fire or other casualty excepted, upon expiration of this Agreement.

                                   ARTICLE IV

                                     PAYMENT

SECTION 4.1   Payment Generally.

Each of the Partnership Entities, in consideration for the performance of the Services by or on behalf of Basis agrees to reimburse Basis for (i) all direct and indirect expenses actually incurred by Basis relating to the Services provided by Basis hereunder to the General Partner or the Partnership Entities, including all Administrative and General Expenditures ("Direct Charges"),
(ii) the actual cost of any item purchased for the General Partner or the Partnership Entities by Basis ("Operating Charges"), (iii) all expenses actually incurred by Basis for Outsourced Services or other contract services or utilities provided by any third party providers for the General Partner or the Partnership Entities under an agreement between Basis or any of its Affiliates and such third party ("Outsourced Charges"), and (iv) all expenses for office space, including any leasehold improvements, as allocated per space and per individual by reasonable determination of Basis ("Office Charges").

                                    ARTICLE V

                                    INVOICING

SECTION 5.1 Invoicing for Direct Charges, Operating Charges, Outsourced Charges and Office Charges.

Basis shall invoice, or cause its Affiliates to invoice, the General Partner, on behalf of the Partnership Entities, by the 15th working day of each month for all Direct Charges, Operating Charges, Outsourced Charges and Office Charges attributable to each of the Partnership Entities with respect to the preceding month and any adjustments that may be necessary to correct prior invoices. All invoices shall reflect in reasonable detail a description of the Services performed during the preceding month, and shall be due and payable on the last day of the month in which the invoice is received. In the event of default in payment by either of the Partnership Entities, upon thirty (30) days' written notice to the General Partner, sent by certified mail to the address specified below, Basis may terminate this Agreement as to those Services which relate to the unpaid portion of the invoice if it has not received payment within such thirty (30) days. In the event of a dispute as to the propriety of invoiced amounts (a "Dispute"), the Partnership Entity shall pay all undisputed amounts on each invoice, but shall be entitled to withhold payment of any amount in dispute and shall notify Basis within ten (10) business days from receipt of the disputed invoice of the disputed amount and the reasons each such charge is disputed by the Partnership Entity. Basis shall provide the General Partner on behalf of the Partnership Entity with records relating to the disputed amount so as to enable the parties to resolve the Dispute. If the Dispute cannot be resolved within fifteen (15) days of Basis receiving such notification, either party may initiate arbitration proceedings in the manner provided for by Section
5.2 herein. So long as the parties are attempting in good faith to resolve the Dispute, including the period during which the Dispute is in arbitration, Basis shall not be entitled to terminate the Services related to and by reason of the disputed charge.

SECTION 5.2   Arbitration of Disputed Invoiced Amounts.

Resolution of any and all Disputes arising under Section 5.1 herein shall be exclusively governed by and settled in accordance with the provisions of this
Section 5.2; provided, however, that nothing contained herein shall preclude any party from seeking or obtaining (i) injunctive relief or (ii) equitable or other judicial relief, in each case to preserve the status quo, pending resolution of Disputes hereunder. Either Basis, Genesis MLP or Genesis OLP may commence proceedings hereunder by delivering a written notice to the other party expressly requesting arbitration hereunder after a Dispute has remained unresolved for the period of time specified under Section 5.1 herein. The parties hereby agree to submit all Disputes to arbitration under the terms hereof, which arbitration shall be final, conclusive and binding upon the parties, their successors and assigns. The arbitration shall be conducted in Houston, Texas by a sole arbitrator selected by mutual agreement of the parties not later than ten (10) days after delivery of such notice or, failing such agreement, appointed pursuant to the commercial arbitration rules of the American Arbitration Association, as amended from time to time (the "AAA Rules"). The arbitrators shall be generally knowledgeable about the crude oil gathering, marketing and pipeline operating industry and the nature of the issues to be arbitrated and shall be qualified by education, experience and training to render a decision upon the issues in arbitration. If the arbitrator so selected becomes unable to serve, his or her successors shall be similarly selected or appointed. The arbitration shall be conducted in accordance with the AAA Rules to the extent such AAA Rules do not conflict with the terms of this Agreement. Notwithstanding the foregoing: (i) each party shall have the right to audit the books and records of the other party that are reasonably related to the Dispute; (ii) each party shall provide to the other party involved in the applicable Dispute, reasonably in advance of any hearing, copies of all documents which such party intends to present in such hearing; and (iii) each party shall be allowed to conduct reasonable discovery through written requests for information, document requests, requests for stipulation of fact and depositions, the nature and extent of which discovery shall be determined by the arbitrator, taking into account the needs of the parties and the desirability of making discovery expeditious and cost effective. All hearings shall be conducted on an expedited schedule, and all proceedings shall be confidential. Any party may, at its expense, make a stenographic record thereof. The arbitrator shall complete all hearings not later than sixty days after his or her selection or appointment and shall make a final award not later than thirty days thereafter. All claims presented for arbitration shall be particularly identified, and the parties to the arbitration shall each prepare a written statement of their position and their proposed course of action. These written statements of positions and proposed courses of action shall be submitted to the arbitrator. In making his or her decision, the arbitrator must accept in its entirety the position of one party or the other and make an arbitration award based on that party's proposed course of action. The arbitrator shall not be empowered in reaching his or her decision to equitably adjust and declare a result utilizing the positions espoused by both parties, or to make decisions beyond the scope of the written statements. All costs and expenses of arbitration, including the fees and expenses of the arbitrator or of any experts, shall be borne equally between the prevailing and non-prevailing party, except that each party shall pay all of its respective attorneys' fees, consultants' fees and other costs of participating in the Arbitration proceeding. Notwithstanding the foregoing, in no event may the arbitrator award multiple, punitive or exemplary damages. Any arbitration award shall be binding and enforceable against each party involved in the particular Dispute and judgment may be entered thereon in any court of competent jurisdiction. Payment of any such award shall be made within five (5) business days of the arbitrator's decision.

SECTION 5.3   Finality of Undisputed Statements.

Any statement or payment not disputed in writing by either party within six months of the date of such statement shall be considered final and no longer subject to adjustment. Neither Genesis MLP nor Genesis OLP shall be obligated to pay for any Direct Charges, Operating Charges, Outsourced Charges or Office Charges for which statements for payment are submitted more than one year after the termination of this Agreement.

                                   ARTICLE VI

                       INPUT FROM THE PARTNERSHIP ENTITIES

SECTION 6.1   Input Necessary for Basis to Perform Services.

Any input or direction necessary for Basis or any third party provider to perform any Services shall be provided by the Partnership Entities as reasonably requested in a manner consistent with the practices utilized by Basis during the one year period prior to the effective date hereof under this Agreement, which manner shall not be altered except by mutual written agreement of the parties. Should the Partnership Entities' failure to supply such input or direction render performance of any Services by or on behalf of Basis unreasonably difficult, Basis, upon reasonable notice, may provide a lesser quality of Services or refuse to perform such Services.

                                   ARTICLE VII

                                  BENEFICIARIES

SECTION 7.1   Partnership Entities are Sole Beneficiaries.

Genesis MLP and Genesis OLP acknowledge that the Services shall be provided only with respect to the business of Genesis MLP and Genesis OLP as described in the Registration Statement. Neither Genesis MLP nor Genesis OLP shall request performance of any Services for the benefit of any entity other than the General Partner, Genesis MLP and Genesis OLP. Each of Genesis MLP and Genesis OLP represents and agrees that it will direct that the Services be conducted only in accordance with all applicable federal, state and local laws and regulations and communications and common carrier tariffs, and in accordance with the reasonable conditions, rules, regulations and specifications which may be set forth in any manuals, materials, documents or instructions furnished from time to time by Basis to Genesis MLP and Genesis OLP. Basis reserves the right to take all actions, including termination of any particular Services, that Basis reasonably believes to be necessary to assure compliance with applicable laws, regulations and tariffs. Basis will notify the General Partner of the reasons for any such termination of Services.

                                  ARTICLE VIII

                                  MISCELLANEOUS

SECTION 8.1   Limited Warranty, Limitation of Liability.

BASIS REPRESENTS THAT IT WILL PROVIDE OR CAUSE THE SERVICES TO BE PROVIDED TO THE GENERAL PARTNER AND THE PARTNERSHIP ENTITIES WITH REASONABLE DILIGENCE. EXCEPT AS SET FORTH IN THE IMMEDIATELY PRECEDING SENTENCE, ALL PRODUCTS OBTAINED FOR THE GENERAL PARTNER OR THE PARTNERSHIP ENTITIES ARE AS IS, WHERE IS, WITH ALL FAULTS. BASIS AND ITS AFFILIATES MAKE NO (AND HEREBY DISCLAIM AND NEGATE ANY AND ALL) REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE SERVICES RENDERED OR PRODUCTS OBTAINED FOR THE GENERAL PARTNER OR THE PARTNERSHIP ENTITIES. FURTHERMORE, NONE OF THE GENERAL PARTNER OR THE PARTNERSHIP ENTITIES MAY RELY UPON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE MADE TO BASIS OR ITS AFFILIATES BY ANY PARTY (INCLUDING, AN AFFILIATE OF BASIS) PERFORMING SERVICES ON BEHALF ON BASIS OR ITS AFFILIATES HEREUNDER, UNLESS SUCH PARTY MAKES AN EXPRESS WARRANTY TO THE GENERAL PARTNER, GENESIS MLP OR GENESIS OLP. HOWEVER, IN THE CASE OF OUTSOURCED SERVICES PROVIDED SOLELY FOR THE PARTNERSHIP ENTITIES, IF THE THIRD PARTY PROVIDER OF SUCH SERVICES MAKES AN EXPRESS WARRANTY TO BASIS, THE GENERAL PARTNER AND THE PARTNERSHIP ENTITIES ARE ALSO ENTITLED TO CAUSE BASIS TO RELY ON SUCH WARRANTY.

IT IS EXPRESSLY UNDERSTOOD BY GENESIS MLP AND GENESIS OLP AND GENESIS MLP AND GENESIS OLP AGREE THAT BASIS AND ITS AFFILIATES SHALL HAVE NO LIABILITY FOR THE FAILURE OF THIRD PARTY PROVIDERS TO PERFORM ANY SERVICES HEREUNDER AND FURTHER THAT BASIS AND ITS AFFILIATES SHALL HAVE NO LIABILITY WHATSOEVER FOR THE SERVICES PROVIDED BY THEM UNLESS SUCH SERVICES ARE PROVIDED IN A MANNER WHICH WOULD EVIDENCE GROSS NEGLIGENCE ON THE PART OF BASIS OR ITS AFFILIATES OR
WILLFUL OR INTENTIONAL MISCONDUCT.   GENESIS MLP AND GENESIS OLP AGREE THAT THE
REMUNERATION PAID TO BASIS OR AN AFFILIATE HEREUNDER FOR THE SERVICES TO BE PERFORMED REFLECT THIS LIMITATION OF LIABILITY AND DISCLAIMER OF WARRANTIES. IN NO EVENT SHALL BASIS OR ITS AFFILIATES BE LIABLE TO THE GENERAL PARTNER, THE PARTNERSHIP ENTITIES OR ANY OTHER PERSON FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM ANY ERROR IN THE PERFORMANCE OF SERVICES OR FROM THE BREACH OF THIS AGREEMENT, REGARDLESS OF THE FAULT OF BASIS, ANY BASIS AFFILIATE OR ANY THIRD PARTY PROVIDER OR WHETHER BASIS, ANY BASIS AFFILIATE OR THE THIRD PARTY PROVIDER ARE WHOLLY, CONCURRENTLY, PARTIALLY, OR SOLELY NEGLIGENT. TO THE EXTENT ANY THIRD PARTY PROVIDER HAS LIMITED ITS LIABILITY TO BASIS OR ITS AFFILIATE FOR SERVICES UNDER AN OUTSOURCING OR OTHER AGREEMENT, GENESIS MLP AND GENESIS OLP AGREE TO BE BOUND BY SUCH LIMITATION OF LIABILITY FOR ANY PRODUCT OR SERVICE PROVIDED TO THE GENERAL PARTNER OR ANY PARTNERSHIP ENTITY BY SUCH THIRD PARTY PROVIDER UNDER BASIS'S OR SUCH AFFILIATE'S AGREEMENT.

Section 8.2   Indemnity.

IT IS EXPRESSLY UNDERSTOOD BY EACH OF GENESIS MLP AND GENESIS OLP AND GENESIS MLP AND GENESIS OLP AGREE TO INDEMNIFY AND HOLD HARMLESS BASIS AND ITS AFFILIATES FROM AND AGAINST ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES, JOINT OR SEVERAL, EXPENSES (INCLUDING LEGAL FEES AND EXPENSES), JUDGMENTS, FINES, PENALTIES, INTEREST SETTLEMENTS AND OTHER AMOUNTS ARISING FROM ANY AND ALL CLAIMS, DEMANDS, ACTIONS, SUITS OR PROCEEDINGS, WHETHER CIVIL, CRIMINAL, ADMINISTRATIVE OR INVESTIGATIVE, IN WHICH BASIS OR ITS AFFILIATES MAY BE INVOLVED OR IS BELIEVED TO BE INVOLVED, AS A PARTY OR OTHERWISE, BY REASON OF ITS STATUS OR SERVICES RENDERED OR ARISING FROM THE PROVISION OF SERVICES UNDER THIS AGREEMENT, UNLESS DUE TO GROSS NEGLIGENCE OR WILLFUL OR INTENTIONAL MISCONDUCT ON THE PART OF BASIS OR ITS AFFILIATES.

Section 8.3   Force Majeure.

BASIS SHALL HAVE NO OBLIGATION TO PERFORM OR CAUSE THE SERVICES TO BE PERFORMED IF ITS FAILURE TO DO SO IS CAUSED BY OR RESULTS FROM ANY ACT OF GOD, GOVERNMENTAL ACTION, NATURAL DISASTER, STRIKE, FAILURE OF ESSENTIAL EQUIPMENT OR ANY OTHER CAUSE OR CIRCUMSTANCE BEYOND THE CONTROL OF BASIS, OR, IF APPLICABLE, ITS AFFILIATES OR THIRD PARTY PROVIDERS OF SERVICES TO BASIS ("Event of Force Majeure"). Basis will notify the General Partner of any Event of Force Majeure. Basis agrees that upon the restoration of Services following any Event of Force Majeure, Basis will allow Genesis MLP and Genesis OLP to have equal priority with Basis and its Affiliates, in accordance with prior practice, with respect to access to the restored Service.

SECTION 8.4   Waiver of Trial, by Jury.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.4.

SECTION 8.5   Severability.

In the event any portion of this Agreement shall be found by a court of competent jurisdiction to be unenforceable, that portion of this Agreement will be null and void and the remainder of this Agreement will be binding on the parties as if the unenforceable provisions had never been contained herein.

SECTION 8.6   Assignment.

Except for the ability of Basis to cause one or more of the Services to be performed by another Basis Affiliate or third party provider, no party shall have the right to assign its rights or obligations under this Agreement without the consent of the other party.

SECTION 8.7   Entire Agreement, Supersedure.

This Agreement constitutes the entire agreement of the parties relating to the performance of the Services, and all prior or contemporaneous written or oral agreements are merged herein.

SECTION 8.8   Choice of Law.

This Agreement shall be subject to and governed by the laws of the State of Texas, to the extent permitted by law, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state.

SECTION 8.9   Amendment or Modification.

This Agreement may be amended or modified from time to time only by a written amendment signed by Genesis MLP, Genesis OLP and Basis.

SECTION 8.10   Conflicts.

In the event of any conflict between the terms of this Agreement and the Conveyance Agreement or between the terms of this Agreement and the Transition Services Agreement, the terms of the Conveyance Agreement or this Agreement, as the case may be, shall control.

SECTION 8.11   Notices.

Any notice, request, instruction, correspondence or other document to be given hereunder by any party to any other party (collectively, "Notice") shall be in writing and delivered personally, by mail, postage prepaid, or by telegram or telecopier, as follows:

If to Basis:

Basis Petroleum, Inc.
500 Dallas, Suite 3200
Houston, Texas  77002
Attention:     President
with a copy to General Counsel
Fax No.:  (713) 646-5278

If to Genesis MLP or Genesis OLP:

Genesis Energy, L.P.
Genesis Crude Oil, L.P.
c/o Genesis Energy, L.L.C.
500 Dallas, Suite 3200
Houston, Texas  77002
Attention:     President
with a copy to General Counsel
Fax No.:  (713) 646-5278


Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by telegram or telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. Any party may change the address to which Notice is to be given to such Party by giving Notice as provided above of such change of address.

SECTION 8.12   Further Assurances.

In connection with this Agreement and all transactions contemplated by this Agreement each signatory party hereto agrees to execute and deliver such additional documents and instruments as may be required for Basis to provide the Services hereunder and to perform such other additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement.

SECTION 8.13   Acknowledgment Regarding Certain Provisions.

EACH OF THE PARTIES HERETO SPECIFICALLY ACKNOWLEDGES AND AGREES (a) THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS HEREOF, (b) THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT, AND (c) THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT PROVIDE FOR THE ASSUMPTION BY ONE PARTY OF, AND/OR RELEASE OF THE OTHER PARTY FROM, CERTAIN LIABILITIES ATTRIBUTABLE TO THE MATTERS COVERED BY THIS AGREEMENT THAT SUCH PARTY WOULD OTHERWISE BE RESPONSIBLE FOR UNDER THE LAW. EACH PARTY HERETO FURTHER AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY SUCH PROVISIONS OF THIS AGREEMENT ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT SUCH PROVISIONS ARE NOT "CONSPICUOUS".

Section 8.14   Definitions.

The following terms shall have the indicated meanings for the purposes of this
Agreement:

"Administrative and General Expenditures" shall mean all administrative and general expenditures, including (i) salaries, bonus, incentive compensation and related benefits, payroll taxes and expenses of personnel who render Services related to the business or administration of Genesis MLP or Genesis OLP, (ii) charges related to the computer and telecommunications services, (iii) the administrative fee charged by Basis Affiliates to manage, administer and bill for third party contracts related to the provision of Services hereunder, but administrative and general expenditures shall not include charges related to Basis' senior executive management. The Administrative and General Expenditures shall be allocated to the General Partner in a fair and reasonable manner determined by Basis in its sole discretion.

"Affiliate" shall mean, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question; provided, however, that for the purposes of this Agreement neither the General Partner, Genesis MLP, Genesis OLP, nor any Person controlled by Genesis MLP, Genesis OLP or the General Partner shall be deemed to be an Affiliate of Basis. Salomon Inc shall be deemed an Affiliate of Basis for purposes of this Agreement. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

"Applicable Period" shall mean the period from the Closing Date to the date that neither the General Partner nor an Affiliate of Basis is the general partner of Genesis OLP.

"Outsource" shall mean to cause a Service to be provided by a third party provider.

"Transition Services Agreement" shall mean that certain Transition Services Agreement, dated as of the date hereof, among Genesis LLC, Basis and Howell Corporation, a Delaware corporation, Howell Crude Oil Company, a Delaware corporation, and Howell Transportation Services, Inc., a Delaware corporation.

SECTION 8.15   No Third Party Beneficiary.

The provisions of this Agreement are enforceable solely by the parties to this Agreement, and no Limited Partner, Assignee or other Person shall have the right, separate and apart from the Partnership Entities, to enforce any provision of this Agreement or to compel any party to this Agreement to comply with the terms of this Agreement; provided, however, that Basis' Affiliates and vendors are third party beneficiaries of those provisions of this Agreement that apply to Basis' Affiliates and vendors and may enforce such provisions directly against Genesis MLP and Genesis OLP.

SECTION 8.16   Termination.

This Agreement shall terminate upon the expiration of the Applicable Period except for liabilities or obligations accruing prior to such termination. In addition to the terms provided in Sections 2.1, 2.2 or 5.1 or as mutually or otherwise agreed between Basis and the Partnership Entities, either the General Partner on behalf of Genesis MLP and Genesis OLP or Basis shall have the right to terminate this Agreement by giving written notice, signed by the terminating party, to the other party and this Agreement shall terminate one hundred eighty
(180) days from the date on which notice is delivered.

SECTION 8.17   Headings; References; Interpretation.

All Article or Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of the provisions hereof. The definitions in this Agreement shall apply equally to both the singular and plural forms of the terms defined. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word "including" following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation," "but not limited to," or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed on their behalf by their duly authorized officers.

BASIS PETROLEUM, INC.



By: /s/  Jeffrey R. Serra
----------------------------------------------------
Jeffrey R. Serra
Chairman of the Board, President and
Chief Executive Officer


GENESIS ENERGY, L.P., a Delaware limited partnership

By:  GENESIS ENERGY, L.L.C., a Delaware
    limited liability company



By:  /s/  John P. vonBerg
     ----------------------------------------------
     John P. vonBerg
     President and Chief Executive Officer


GENESIS CRUDE OIL, L.P., a Delaware limited partnership

By:  GENESIS ENERGY, L.L.C., a Delaware
     limited liability company



By:  /s/ John P. vonBerg
     ----------------------------------------------
     John P. vonBerg
     President and Chief Executive Officer

                                    EXHIBIT A
                    Attached to and made part of that certain
                          Corporate Services Agreement


     Employee Relations

Personnel File Management
HRIS System Data Entry, Updates & Reports Recruitment (Salaried Employees Only)


Termination/COBRA Administration
New Employee Orientation:
--  Corporate (full treatment)
--  Field (paperwork only)
Employee Counseling
Managerial Counseling
Drug & Alcohol Policy Administration
Development of Affirmative Action Plan
Assistance in response to claims:
--  Equal Employment Opportunity
--  State Department on Human Rights
Policy Development
Unemployment Claims
Employee Assistance Program




Temporary Hires (Corporate Only)
Workers Compensation
Federal Compliance (EEO-1, OSHA-200,
VETS-100, I-9, FMLA, ADA, FLSA,
Site Postings)
Budget (Salary & Overhead)
Employment Verification:
--  Recruits
--  Mortgage and Loan Processing
Compensation Administration
Salary Survey
Organization Charts
Relocation
Bus Pass, Parking, Health Club










                                    Benefits
Plan Creation & Administration:    Premium Billing
--  Medical (POS (In/Out & 3 HMO'S)     Hardship Withdrawals
--  Dental (Core & Optional)  QDROs
--  Short Term Disability     401(k) Match
--  Long Term Disability (Core & Optional)   401(k) Loans
--  Group Term Life (Core & Optional)   401(k) Audit
--  Dependent Life  Summary Plan Descriptions
--  AD&D (Core & Optional)    5500 Filing
--  Business Travel & Accident     Summary Annual Report
--  Employee Assistance Program    ERISA Compliance
--  COBRA Qualified Plan Department of Labor approvals
& Plan Documentation Updates
--  Flexible Spending Accounts     Benefit Cost Analysis & Reporting
--  Vision     Charles Schwab Investments
--  Prescription Drugs
--  Retiree Medical & Life
--  401(k)
--  Profit Share





     Payroll

Timesheet Processing (hourly & non-exempt)   W-2's
Driver Logs    Federal Taxes (Social Security, Medicare, FIT)
Company Vehicle Mileage Reports    State Income Taxes
Payroll / Bonus / Manual Checks    State & Federal Unemployment
Check Distribution  Bank Reconciliations
Direct Deposit Invoice Reconciliations
Savings Bonds  Workers Comp Billings
401(k) 2-way downloads   Automated Systems Maintenance (DG &     Ceridian)
401(k) Wire Transfers    Stop Payments
Payroll Balancing   Accounting Overdraft Protection
Garnishments   Audit Support (Internal & External)
Labor Distribution  Salary Continuance
General Ledger Interface Attendance Reporting





     Office Services
                             (Corporate Office Only)

--   Receptionist/Switchboard
--   Mail Processing
--   Courier Processing
--   Shipping/Receiving
--   Ordering Supplies and Printed Materials
--   Records Management Services (moving boxes in/out of storage, control system)
--   Facilities Management Services (move coordination, maintenance of furniture, file systems, building services, security, etc.)
--   Equipment acquisition and maintenance coordination (copiers, pagers, fax machines, microfiche reader/printers, typewriters, etc.)




                               Credit and Treasury

                                Credit Services:

           Negotiate and maintain credit lines (incoming and outgoing)
                 Monitor credit exposures to/from counterparties
                 Provide counterparty credit review and analysis
                      Calculate Salomon guaranty usage fees
                              Maintain credit files
                  Provide credit and information agency reports


                               Treasury Services:

Maintain internal and external credit facilities for loans and letters of credit
                             Provide cash management
                    Provide money market investment services
                      Negotiate and maintain bank services
                Manage NYMEX margin and financial credit support
             Negotiate and manage derivative collateral requirements



                             Tax Department Service

                   Review work plan of Accounting Firm vendor.
                      Monitor qualified income compliance.
Prepare FIT tax adjustments, monthly taxable income schedules, depreciable asset database and state tax information for Genesis OLP.
                   Review asset computation subsystem product.
              Review and monitor customized tax package production.
            Monitor and communicate status of process to management.
 Monitor investor response service during 6 week period and provide same service during balance
                                   of the year.
          Process federal and state filings of Genesis OLP tax returns.
 Prepare and review federal and state income tax returns and annual reports for the LLC.
           Provide technical support to division order tax functions.
          Provide technical support to sales tax function for pipeline.
  Provide technical support to ad valorem tax function; i.e. maintain property database.